Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Statement on Schedule 13D, and any amendments thereto filed by any of us, including Amendment No. 1, with respect to the securities of AEye, Inc. described in this document, signed by each of the undersigned, shall be filed on behalf of each the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: May 21, 2024	/s/ Luis Dussan
Luis Dussan

Luis Dussan Trust A U/A/D 5/18/2022

Dated: May 21, 2024	By: /s/ Luis Dussan
Luis Dussan Title: Trustee

Jennifer Dussan Trust A U/A/D 5/18/2022
Dated: May 21, 2024	By: /s/ Luis Dussan
Luis Dussan Title: Trustee